UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

CASCADE BANCORP

(Exact name of registrant as specified in its charter)

Oregon	000-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street

Bend, Oregon 97701

(Address of principal executive offices) (Zip Code)

(541) 385-6205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2012, Daniel Lee began serving as Executive Vice President, Chief Credit Officer of Cascade Bancorp (NASDAQ: CACB) (“Bancorp”) and Bank of the Cascades (the “Bank”), a wholly-owned subsidiary of Bancorp (Bancorp and the Bank collectively, the “Company”).

Mr. Lee most recently served as Senior Vice President and acting chief credit officer of Star Financial Bank, a privately owned bank with approximately $2 billion of assets. From 2009 to 2011, Mr. Lee served in a senior marketing and underwriting role as Vice President of Lake City Bank. From 2007 to 2009, Mr. Lee was a Regional Chief Credit Officer at Regions Bank, where he had direct responsibility for lending activities in three states and oversaw loan commitments of approximately $4 billion. From 2006 to 2007, Mr. Lee was at Irwin Union Bank where, as Market Executive, he was responsible for all retail and commercial bank lines of business in Indianapolis and managed approximately $1 billion in loan commitments and 75 employees in offices throughout central Indiana. From 2001 to 2006, Mr. Lee served as the Chief Credit Officer of Union Federal Bank.

Mr. Lee is currently 55 years of age. His annualized base salary will be $225,000. He will receive $25,000 of restricted stock after he begins employment, all of which will vest on the third anniversary of the grant date. In addition, Mr. Lee will receive relocation assistance of $25,000 as part of his employment compensation package, and the Company has agreed to assist him with temporary housing rent or lease payments up to $9,000.  Mr. Lee will also be eligible to participate in the Company’s Cash Incentive Plan.  The annual target incentive bonus opportunity will be 40% of his base salary, contingent upon meeting established company, department and individual goals.  Additional incentive compensation may be earned for maximum level performance and achievement of annual goals, up to a maximum total annual cash incentive opportunity of 150% of the annual target incentive amount, or 60% of Mr. Lee’s base salary.  In addition, based upon the achievement of the Company’s performance goals and individual goals, Mr. Lee will be eligible to participate in the Company’s Equity Incentive Plan. The annual target equity bonus will be 40% of his base salary.

ITEM 8.01 Other Events.

On May 4, 2012, Bancorp issued a press release announcing it filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and the appointment of Daniel Lee as Executive Vice President, Chief Credit Officer. A copy of the press release is included with this Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release dated May 4, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: May 4, 2012

CASCADE BANCORP /s/ Gregory D. Newton Gregory D. Newton EVP/Chief Financial Officer

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